Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-122665) pertaining to the 2004 Stock Incentive Plan and 2000 General Stock Incentive Plan of MediciNova, Inc. of our report dated March 8, 2005, with respect to the financial statements of MediciNova, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Diego, California

March 17, 2005